As filed with the Securities and Exchange Commission on September 12, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	52-2154066
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

2910 Seventh Street

Berkeley, California 94710

(Address, including zip code, of Principal Executive Offices)

XOMA Corporation Amended and Restated 2010 Long Term Incentive and Stock Award Plan

(Full title of the plan)

Fred Kurland

Vice President, Finance, Chief Financial Officer and Secretary

XOMA Corporation

2910 Seventh Street

Berkeley, California 94710

(510) 204-7200

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

James F. Fulton

Michael E. Tenta

Cooley LLP

3175 Hanover Street

Palo Alto, CA

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0075 per share	5,350,000	$4.47	$23,914,500.00	$3,080.19

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the Amended and Restated 2010 Long Term Incentive and Stock Award Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	Represents the average of the high and low prices of the Common Stock on September 10, 2014, as reported by NASDAQ, and is set forth solely for the purpose of calculating the filing fee pursuant to Rules 457(c) and 457(h) under the Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers the offer and sale of 5,350,000 shares of Common Stock of XOMA Corporation (the “Company”) for issuance under the XOMA Corporation Amended and Restated 2010 Long Term Incentive and Stock Award Plan (the “Stock Plan”). The contents of the prior Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 27, 2010 (File No. 333-171429), June 6, 2011 (File No. 333-174730), and June 1, 2012 (File No. 333-181849) relating to the Stock Plan are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated by reference into this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on March 12, 2014 (the “2013 Form 10-K”);

2.	The information specifically incorporated by reference into the 2013 Form 10-K from the Company’s definitive proxy statement on Schedule 14A, filed with the Commission on April 11, 2014;

3.	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, filed with the Commission on May 7, 2014, as amended by the Company’s Form 10-Q/A filed with the Commission on August 7, 2014;

4.	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, filed with the Commission on August 7, 2014;

5.	The Company’s Current Reports on Form 8-K, filed with the Commission on January 8, 2014, May 16, 2014, May 28, 2014, June 12, 2014 and August 7, 2014; and

6.	The description of the Company’s Common Stock contained in the prospectus dated December 16, 2011, filed with the Commission on December 19, 2011 and is part of the Company’s registration statement on Form S-4/A filed with the Commission on December 13, 2011, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description of Document

3.1(1)	Certificate of Incorporation of XOMA Corporation

3.2(2)	Certificate of Amendment of Certificate of Incorporation of XOMA Corporation

3.2(3)	Certificate of Amendment to the Amended Certificate of Incorporation of XOMA Corporation

3.3(4)	Bylaws of XOMA Corporation

5.1	Opinion of Cooley LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in Part II of this Registration Statement)

99.1	XOMA Corporation Amended and Restated 2010 Long Term Incentive and Stock Award Plan

(1)	Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, as filed with the SEC on January 3, 2012 (Reg. No. 000-14710).
(2)	Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, as filed with the SEC on May 31, 2012 (Reg. No. 000-14710).
(3)	Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, as filed with the SEC on May 28, 2014 (Reg. No. 000-14710).
(4)	Incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K, as filed with the SEC on January 3, 2012 (Reg. No. 000-14710).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on September 12, 2014.

XOMA CORPORATION

/s/ John Varian
By: John Varian
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Varian and Fred Kurland, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Varian John Varian	Chief Executive Officer and Director (Principal Executive Officer)	September 12, 2014

/s/ Fred Kurland Fred Kurland	Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	September 12, 2014

/s/ Patrick J. Scannon Patrick J. Scannon	Executive Vice President, Chief Scientific Officer and Director	September 12, 2014

/s/ W. Denman Van Ness W. Denman Van Ness	Chairman of the Board of Directors	September 12, 2014

/s/ William K. Bowes, Jr. William K. Bowes, Jr.	Director	September 12, 2014

/s/ Peter Barton Hutt Peter Barton Hutt	Director	September 12, 2014

/s/ Joseph M. Limber Joseph M. Limber	Director	September 12, 2014

/s/ Kelvin M. Neu Kelvin M. Neu	Director	September 12, 2014

/s/ Timothy P. Walbert Timothy P. Walbert	Director	September 12, 2014

/s/ Jack L. Wyszomierski Jack L. Wyszomierski	Director	September 12, 2014

EXHIBIT INDEX

Exhibit No.	Description of Document

3.1(1)	Certificate of Incorporation of XOMA Corporation

3.2(2)	Certificate of Amendment of Certificate of Incorporation of XOMA Corporation

3.2(3)	Certificate of Amendment to the Amended Certificate of Incorporation of XOMA Corporation

3.3(4)	Bylaws of XOMA Corporation

5.1	Opinion of Cooley LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in Part II of this Registration Statement)

99.1	XOMA Corporation Amended and Restated 2010 Long Term Incentive and Stock Award Plan

(1)	Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, as filed with the SEC on January 3, 2012 (Reg. No. 000-14710).
(2)	Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, as filed with the SEC on May 31, 2012 (Reg. No. 000-14710).
(3)	Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, as filed with the SEC on May 28, 2014 (Reg. No. 000-14710).
(4)	Incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K, as filed with the SEC on January 3, 2012 (Reg. No. 000-14710).